Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Basin Water, Inc. of our report dated March 29, 2007 relating to our audit of the consolidated financial statements, and the financial statement schedule, included in and incorporated by reference in the Annual Report on Form 10-K of Basin Water Inc. for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Santa Ana, California
September 10, 2007